UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Railroad Avenue, Midland, Pennsylvania	15059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1 - 412 - 515-0896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in its Quarterly Report on Form 10-Q filed on November 13, 2023, and most recently in its Current Report on Form 8-K filed January 16, 2024, Mawson Infrastructure Group Inc. (the “Company”) has certain outstanding obligations to third parties.

The Company issued a convertible note (the “Convertible Note”) to W Capital Advisors Pty Ltd for $0.50 million on July 8, 2022. W Capital claims an event of default under the Convertible Note on November 16, 2022, which could have the effect of increasing interest due under the Convertible Note from 20% to 25% per annum. The Company disputes this claim and this default date. The Company has paid back the principal amount of $0.50 million to W Capital Advisors Pty Ltd in 2024.W Capital Advisors Pty Ltd is claiming unpaid interest of $166,218 as well as other potential charges and further interest. The Company disputes that it is obligated to pay the interest and other claims of W Capital. The Company, pursuant to Australian law, on March 28, 2024, sent a preliminary discovery notice to W Capital Advisors Pty Ltd to obtain documents and to investigate if W Capital Advisors Pty Ltd is a related party to Mr. James Manning, the Company’s former director and executive, and to investigate and ascertain if transactions between W Capital Advisors Pty Ltd and the Company were related party transactions. The Company, W Capital Advisors Pty Ltd, and Mr. James Manning each have reserved their respective rights.

An Australian subsidiary of the Company, Mawson Infrastructure Group Pty Ltd., had a Secured Loan Facility Agreement for working capital with W Capital Advisors Pty Ltd with a total loan facility of AUD$8 million (USD$5.2 million). The current claimed outstanding principal balance as of December 31, 2023 (“Working Capital Loan”) is of AUD$1.45 million (USD$0.99 million). This loan facility expired in 2023, and the parties did not extend the maturity date with a principal balance remaining unpaid, with W Capital Advisors Pty Ltd claiming default interest of AUD$298,926 (USD$197,291) among other claims. In 2024, W Capital Advisors Pty Ltd is claiming repayment under a parent company guarantee agreement between W Capital Advisors Pty Ltd and the Company. The Company, pursuant to Australian law, on March 28, 2024, sent a preliminary discovery notice to W Capital to obtain documents and to investigate if W Capital is a related party to Mr. James Manning, the Company’s former director and executive, and to investigate and ascertain if transactions between W Capital Advisors Pty Ltd and the Company were related party transactions. The Company, Mawson AU, W Capital and Mr. James Manning each have reserved their respective rights.

An Australian subsidiary of the Company, MIG No.1 Pty Ltd, had a secured loan facility with Marshall Investments MIG Pty Ltd as trustee for the Marshall Investments MIG Trust with a total loan facility of AUD$20 million (USD$13.62 million), with a principal balance of AUD$12.07 million (USD$8.22 million) as of December 31, 2023. This loan facility expired in 2024, and the parties did not extend the maturity date with a principal and interest balance remaining unpaid. Marshall claims an event of default occurred on April 30, 2022, which could have the effect of increasing interest from 12% to 17% per annum and other potential charges. Both this claim and this default date are disputed. MIG No. 1 is in receivership under Australian law. All relevant parties have reserved their respective rights.

A subsidiary of the Company, Luna Squares LLC (“Luna”), a Delaware Limited Liability Company, had a Secured Promissory Note with Celsius Mining LLC (“Celsius”) of $20 million with a principal balance of $8 million as of December 31, 2023 (the “Celsius Promissory Note). The Celsius Promissory Note expired in 2023, and the parties did not extend the maturity date with principal and interest balance remaining unpaid. On August 23, 2023, Celsius claims that the maturing of the Celsius Promissory Note on August 23, 2023 may have triggered an event of default which could have the effect of increasing interest from 12% to 14% per annum. However, Luna has claims against Celsius Mining, LLC and Celsius Network Ltd. which may offset and may be in excess of the balance of the amounts claimed by Celsius Mining LLC. Celsius has not paid its customer co-location invoices of $6.96 million to Luna and the Company believes that those invoices are due and payable by Celsius to Luna. Celsius breached its obligations under the colocation agreement causing losses and other damages to Luna and the Company in excess of the balance of the claims asserted by Celsius against it. Celsius transferred the benefit of the Celsius Promissory Note to Celsius Network Ltd. Celsius Network Ltd has filed civil proceedings to enforce its claims against Luna or the collateral and has notified Luna that default interest is payable. Luna is actively disputing Celsius’ claims and is considering pursuing its own claims against Celsius for damages it sustained by Celsius’ contractual defaults in amounts equal to or greater than that claimed against it. Luna Squares LLC has moved to remove the matter from Celsius’ bankruptcy proceedings into arbitration as required in the agreements between the parties and filed a stay in the Celsius bankruptcy proceedings pending appeal. Luna also plans to continue to pursue payments it expects from Celsius on its unpaid invoices to Luna and other cross-claims and counter-claims against Celsius Mining LLC and Celsius Network Ltd. Company, Luna and Celsius have each reserved their respective rights.

These and related matters could represent a distraction for Company’s management and personnel, the Company may also seek to exit certain or all of its entities and holdings in Australia. In due course, all or some of the Company’s Australian entities may be voluntarily or involuntarily wound up by the Company or through proceedings under Australia law. The Company is also considering whether it should retain or divest other holdings in Australia including an equity ownership in TDI, an Australian Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 23, 2023, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023, and in other filings Mawson has made and may make with the SEC in the future. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: March 29, 2024	By:	/s/ Kaliste Saloom
Kaliste Saloom
General Counsel